Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, November 5, 2008 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis solutions, today reported revenue for the third quarter ended September 30, 2008 of $17.7 million, compared to $17.1 million for the third quarter of 2007. Net loss for the 2008 third quarter was ($243,000), or ($0.02) per diluted share, compared to net income of $927,000, or $0.05 per diluted share, for the 2007 third quarter.

The company also reported adjusted EBITDA (a non-GAAP measure) for the third quarter of 2008 of $1.4 million, compared to $2.0 million for the third quarter of 2007. For an explanation of the “Adjusted EBITDA” calculation, see the description and reconciliation of non-GAAP financial measure in the Non-GAAP Information section of this earnings release.

Michael H. Carrel, Vital Images president and chief executive officer, said, “In a difficult environment, revenue increased both over the year-ago quarter and the sequential quarter. While we are pleased with our third quarter results, the progress we are making with ViTAL Enterprise and our international growth, the market and industry outlook for the fourth quarter and 2009 is uncertain. Therefore, today we announced actions to reduce our costs by over 10 percent in order to align our operations with the current market conditions and improve profitability in 2009 and beyond.”

Carrel continued, “We are looking forward to RSNA, our industry’s most prominent gathering, which starts in a few weeks.  At RSNA, we will be introducing important capabilities giving clinicians greater access to our solutions. Specifically, as part of ViTAL Enterprise, every ViTAL application will be available on the Web, underscoring our ease-of-use benefits and reinforcing our technology leadership.”

The company’s cost-control plans include a reduction in workforce of approximately 11 percent and other internal cost control measures. This initiative is expected to result in a pretax charge of approximately $800,000 in the fourth quarter of 2008. Carrel said, “Although we are in an excellent financial position, gaining market share and building technology-leading products, we believe strong profitability is an important and necessary step for success and greater impact going forward. We are positioned for long-term success and will continue to invest in exceptional customer service, and research and development.”

(more)

Financial Summary

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
License fees	$9,114	$9,406	$26,178	$30,586
Maintenance and services	8,157	7,464	23,502	22,176
Hardware	408	245	1,023	712
Total revenue	$17,679	$17,115	$50,703	$53,474

Revenue by channel:
Direct	$6,925	$6,714	$20,620	$23,783
Toshiba	9,789	8,619	26,455	24,736
McKesson	965	1,782	3,628	4,955
Total	$17,679	$17,115	$50,703	$53,474

Revenue by channel as percent of total revenue:
Direct	39%	40%	41%	45%
Toshiba	55	50	52	46
McKesson	6	10	7	9
Total	100%	100%	100%	100%

Revenue by geography:
United States	$11,996	$14,261	$37,207	$44,103
Europe	3,475	1,711	7,436	5,615
Asia and Pacific Region	1,079	529	2,762	1,781
Canada	173	32	1,228	221
Other Foreign Countries	956	582	2,070	1,754
Total	$17,679	$17,115	$50,703	$53,474
Export revenue as a percent of total revenue:	32%	17%	27%	18%

•      Cash and investments as of September 30, 2008 were $157.8 million. During the 2008 third quarter, the company repurchased 784,000 shares of its common stock for $11.3 million under the $40.0 million share repurchase plan initiated in May 2008. As of October 31, 2008, the company had repurchased 2.1 million shares of its common stock for $30.0 million.

•      Operating Expenses Summary:

•      Sales and marketing expense was $7.0 million for the 2008 third quarter, compared to $7.4 million for the same period in 2007, due to lower compensation expense and other cost-control measures. Sales and marketing expense was $23.1 million for the first nine months of 2008, compared to $22.9 million for the same period in 2007, due to greater expense for international operations.

•      Research and development expense was $4.6 million for the 2008 third quarter, compared to $4.0 million for the third quarter of 2007, and $13.2 million for the nine months of 2008, compared to $11.3 million for the same period in 2007. The major drivers of higher research and development expenses were new product initiatives and related product development consulting expense.

•      General and administrative expense was $3.5 million in the third quarter of 2008, compared to $3.1 million for the 2007 third quarter, and $10.5 million for the first nine months of 2008, compared to $10.1 million for the same period in 2007, due to greater expense for international operations.

Full-Year 2008 Guidance Maintained

The company maintains its full-year 2008 guidance but anticipates revenue, adjusted EBITDA, net loss and net loss per share in the lower half of the ranges, given the prospect of a down economy and pressure on healthcare spending.

		2008 Guidance
(In millions, except per share amounts)	2007	Low		High
Revenue	$70.2	$66.0	to	$72.0

Adjusted EBITDA (non-GAAP) (1)	$4.8	$—	to	$5.0

Net income (loss)	$1.4	$(4.9)	to	$(1.7)
Net income (loss) per diluted share (2)	$0.08	$(0.30)	to	$(0.10)

(1)   See description and reconciliation on non-GAAP financial measure in the Non-GAAP Information section of this earnings release.

(2)   Based on an estimate of 16.2 million weighted average diluted common shares for 2008, which includes the estimated impact of the share repurchase program.

Factors considered in preparing guidance include the following estimates for 2008:

•      Gross margin of approximately 77 percent.

•      Sales and marketing expenses of approximately 45 percent to 47 percent of total revenue.

•      Research and development expenses of approximately 26 percent to 27 percent of total revenue.

•      General and administrative expenses of approximately 20 percent to 21 percent of total revenue.

•      Equity-based compensation of approximately $5.2 million.

•      Depreciation and amortization of property and equipment of approximately $5.2 million, and estimated capital expenditures of approximately $5.1 million.

•      Amortization of acquired intangibles of $1.0 million.

•      Estimated interest income of $4.7 million based on an estimated return on investment of 2.75 percent for 2008, which is significantly lower than the return on investment in 2007 due to general market conditions; further interest rate changes would have a significant impact on results. This estimate includes the projected impact of the share repurchase program.

•      An effective income tax rate of approximately 44 percent to 49 percent in 2008 compared to 36 percent to 37 percent previously provided. The change in the estimated effective income tax rate is a result of the extension of the research and development (R&D) tax credit by Congress in October 2008. The extension of the R&D tax credit will result in an estimated $650,000 tax credit in the fourth quarter of 2008. The company does not anticipate paying any significant federal income taxes for the next two to three years due to the utilization of deferred tax assets relating to net operating losses and tax deductions from the exercise of stock options. Actual results could accelerate or defer the utilization of the company’s deferred tax assets. Additionally, if the company is unable to generate sufficient taxable income, causing management to believe that the company’s deferred tax assets will not be utilized, additional valuation allowances may need to be established on the company’s deferred tax assets, which could materially impact the company’s financial position and results of operations.

Conference Call and Webcast

Vital Images will host a live webcast of its third quarter earnings conference call tomorrow, Thursday, November 6, 2008, at 10:30 a.m. CT. To access this webcast, go to the investors’ portion of the company’s Web site, www.vitalimages.com, and click on the webcast icon. The webcast replay will be available beginning at 2:00 p.m. CT on the same day. If you wish to listen to an audio replay of the conference call, dial (888) 203-1112 and enter conference call ID #8744480. The audio replay will be available beginning at 2:00 p.m. CT on Thursday, November 6, 2008, through 5:00 p.m. CT on Thursday, November 20, 2008.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. Vital Images also has offices in Beijing, China, and Den Haag, the Netherlands. For more information, visit www.vitalimages.com.

Non-GAAP Information

Vital Images provides certain non-GAAP information to supplement GAAP information. Adjusted EBITDA (non-GAAP) is defined as earnings before interest, taxes, depreciation, amortization, impairment of patent, equity-based compensation and reduction in workforce charges. Adjusted EBITDA (non-GAAP) excludes certain items that are non-cash in nature and/or items that are affected by market forces that are difficult to predict and may not be within the control of management. Accordingly, management excludes these items from its internal operating forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the company’s board of directors, determining a portion of bonus compensation for executive officers and certain other key employees, and evaluating short-term and long-term operating trends in the company’s core operations. Management believes that this presentation facilitates the comparison of the company’s current operating results to historical operating results.

Non-GAAP information is not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to GAAP and may not be computed the same as similarly titled measures used by other companies. Management expects to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items from its non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The following is a reconciliation from GAAP earnings to adjusted EBITDA for the three and nine months ended September 30, 2008 and 2007:

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Adjusted EBITDA (in thousands):
(Loss) income before income taxes	$(437)	$1,147	$(3,902)	$3,995
Interest income	(1,012)	(2,294)	(3,856)	(6,687)
Equity-based compensation	1,322	1,491	3,864	4,237
Depreciation and amortization of property and equipment	1,223	1,148	3,679	3,288
Amortization of identified intangibles and impairment of patent	261	551	783	1,186
Adjusted EBITDA	$1,357	$2,043	$568	$6,019

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2007. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images® is a registered trademark of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue:
License fees	$9,114	$9,406	$26,178	$30,586
Maintenance and services	8,157	7,464	23,502	22,176
Hardware	408	245	1,023	712
Total revenue	17,679	17,115	50,703	53,474

Cost of revenue:
License fees	1,181	995	3,345	3,540
Maintenance and services	2,561	2,416	7,612	7,535
Hardware	318	133	624	506
Impairment of patent	—	242	—	242
Total cost of revenue	4,060	3,786	11,581	11,823

Gross profit	13,619	13,329	39,122	41,651

Operating expenses:
Sales and marketing	6,962	7,380	23,130	22,918
Research and development	4,566	4,039	13,229	11,298
General and administrative	3,540	3,057	10,521	10,127
Total operating expenses	15,068	14,476	46,880	44,343

Operating loss	(1,449)	(1,147)	(7,758)	(2,692)

Interest income	1,012	2,294	3,856	6,687
(Loss) income before income taxes	(437)	1,147	(3,902)	3,995
(Benefit) provision for income taxes	(194)	220	(1,488)	1,075
Net (loss) income	$(243)	$927	$(2,414)	$2,920

Net (loss) income per share – basic	$(0.02)	$0.05	$(0.15)	$0.17
Net (loss) income per share – diluted	$(0.02)	$0.05	$(0.15)	$0.17

Weighted average common shares outstanding - basic	15,711	17,019	16,535	16,947
Weighted average common shares outstanding - diluted	15,711	17,364	16,535	17,476

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$99,797	$146,685
Marketable securities	57,954	31,709
Accounts receivable, net	14,403	15,962
Deferred income taxes	3,472	3,472
Prepaid expenses and other current assets	2,723	2,441
Total current assets	178,349	200,269
Property and equipment, net	11,266	11,165
Deferred income taxes	10,272	8,621
Other intangible assets, net	1,069	1,852
Goodwill	9,089	9,089
Total assets	$210,045	$230,996

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,465	$3,330
Accrued compensation	3,877	3,092
Accrued royalties	1,005	1,113
Other current liabilities	2,374	2,282
Deferred revenue	17,436	16,547
Total current liabilities	28,157	26,364
Deferred revenue	1,086	1,140
Deferred rent	981	1,276
Total liabilities	30,224	28,780
Commitments and contingencies

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 15,580 issued and outstanding as of September 30, 2008; and 17,153 shares issued and outstanding as of December 31, 2007	156	172
Additional paid-in capital	179,765	199,625
Retained earnings	6	2,420
Accumulated other comprehensive loss	(106)	(1)
Total stockholders’ equity	179,821	202,216
Total liabilities and stockholders’ equity	$210,045	$230,996

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the nine months ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(2,414)	$2,920
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,679	3,288
Amortization of identified intangibles	783	944
Impairment of patent	—	242
Provision for doubtful accounts	391	175
Deferred income taxes	(1,488)	1,075
Excess tax benefit from stock transactions	(317)	(1,334)
Amortization of discount and accretion of premium on marketable securities	(538)	(575)
Employee stock-based compensation	3,864	4,237
Amortization of deferred rent	(280)	(248)
Changes in operating assets and liabilities:
Accounts receivable	1,168	4,420
Prepaid expenses and other assets	(282)	(1,025)
Accounts payable	349	(300)
Accrued expenses and other liabilities	584	(1,428)
Deferred revenue	835	683
Deferred rent	—	199
Net cash provided by operating activities	6,334	13,273

Cash flows from investing activities:
Purchases of property and equipment	(3,994)	(4,861)
Purchases of marketable securities	(76,313)	(36,428)
Proceeds from maturities of marketable securities	48,857	30,634
Proceeds from sale of marketable securities	1,581	750
Net cash used in investing activities	(29,869)	(9,905)

Cash flows from financing activities:
Repurchases of common stock	(25,383)	—
Proceeds from sale of common stock under stock plans	1,713	2,612
Excess tax benefit from stock transactions	317	1,334
Net cash (used in) provided by financing activities	(23,353)	3,946

Net (decrease) increase in cash and cash equivalents	(46,888)	7,314
Cash and cash equivalents, beginning of period	146,685	144,382
Cash and cash equivalents, end of period	$99,797	$151,696

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